AMENDED AND RESTATED

B Y- L A W S

OF

HOOPER HOLMES, INC.

(a New York Corporation)

Effective as of January 1, 2010

TABLE OF CONTENTS
Page

ARTICLE I Shareholders	1

1.1 Certificates	1
1.2 Book Entry Share Interests	1
1.3 Fractional Share Interests	2
1.4 Record Date for Shareholders	2

ARTICLE II Meetings of Shareholders	2

2.1 Time and Place	2
2.2 Annual Meeting	2
2.3 Special Meetings	3
2.4 Notice of Meeting	4
2.5 Quorum	4
2.6 Presiding Officers	4
2.7 Voting	4
2.8 Proxies	4
2.9 Inspections of Elections	5
2.10 Shareholder Access to Proxy Statements	5
2.11 Reimbursement of Shareholder Expenses	6

ARTICLE III Directors	6

3.1 Functions, Qualifications and Number	6
3.2 Election and Tenure	6
3.3 Enlargement and Vacancies	7
3.4 Quorum and Action	7
3.5 Resignation and Removal of Directors	7
3.6 Committees	7
3.7 Chair of the Board	8
3.8 Place of Meetings	8
3.9 Regular Meetings	8
3.10 Special Meetings	8
3.11 Action without Meetings	8
3.12 Telephone Meetings	8
3.13 Fees and Compensation of Directions	8

ARTICLE IV Officers	9

ARTICLE V Indemnification	9

5.1 Indemnification	9
5.2 Non-exclusivity and Survival of Rights; Amendments	10

TABLE OF CONTENTS
(continued)
Page

ARTICLE VI Waiver of Notice	10

ARTICLE VII Amendments	10

ARTICLE VIII General Provisions	11

8.1 Signatures and Endorsements	11
8.2 Corporate Seal	11
8.3 Fiscal Year	11

AMENDED AND RESTATED BY-LAWS

OF

HOOPER HOLMES, INC.

(a New York Corporation)

ARTICLE I

Shareholders

1.1 Certificates

.  The interest of a shareholder of the corporation shall be evidenced by certificates for shares of stock in such form not inconsistent with the Certificate of Incorporation and the New York Business Corporation Law, as amended from time to time (“NYBCL”) as the Board of Directors of the corporation (the “Board”) may from time to time prescribe. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, the shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. The certificates of shares shall be signed by the Chair of the Board, if any, or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chair of the Board, if any, or the President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board shall so require, of a bond of indemnity in such amount upon such terms and secured by such surety as the Board may in its discretion require.

1.2 Book Entry Share Interests

.  The interest of a shareholder may also be evidenced by an entry in the books of the corporation. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, the shares of stock of the corporation evidenced by an entry on the books of the corporation shall be transferable by the holder thereof in person or by his attorney, upon presentation of an assignment and power of transfer, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

1.3 Fractional Share Interests

.  The corporation may issue certificates or make the appropriate entry on its books for fractions of a share where necessary to effect transactions authorized by the NYBCL, which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights as set forth in the Certificate of Incorporation, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

1.4 Record Date for Shareholders

.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for, the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

ARTICLE II

Meetings of Shareholders

2.1 Time and Place

.  Meetings of the shareholders may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

2.2 Annual Meeting

.  The annual meeting of shareholders of the corporation shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

No business shall be transacted at any annual meeting of shareholders, except business as may be: (i) specified in the notice of meeting (including shareholder proposals permitted under the Securities Exchange Act of 1934, as amended), (ii) otherwise brought before the meeting by or at the direction of the Board, or (iii) a proper subject for the meeting which is timely submitted by a shareholder of the corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below.

For business to be properly submitted by a shareholder before any annual meeting, a shareholder must give timely notice in writing of such business to the Secretary of the corporation. To be considered timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the preceding year’s annual meeting.

If no annual meeting was held in the previous year, or if the date of the applicable annual meeting is more than thirty (30) days before or sixty (60) days after the first anniversary date of the preceding year’s annual meeting, a shareholder's notice must be received by the Secretary not later than the later of ninety (90) days prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is made.

A shareholder’s notice to the Secretary to submit business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder, (ii) the number of shares held of record and beneficially by such shareholder, (iii) the name in which all such shares are registered on the stock transfer books of the corporation, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (vi) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed under the Securities Exchange Act of 1934, as amended, (vii) any personal or other material interest of the shareholder in the business to be submitted, and (viii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at the annual meeting of shareholders shall promptly provide such other information reasonably related to the submission as may be requested by the corporation.

The chair of the annual meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chair shall determine and declare if any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section, in which case such business shall not be transacted.

2.3 Special Meetings

.  Special meetings of the shareholders, unless otherwise provided by law, may be called at any time by the President or by the Board, and shall be called by the Secretary upon written request delivered to the Secretary of the corporation by the holder(s) with the power to vote and dispose of at least thirty-three percent (33%) of the outstanding shares of the corporation. Any shareholder(s) requesting a special meeting shall promptly provide such other information reasonably related to the request for a special meeting as may be requested by the corporation.  Only such business shall be conducted at a special meeting of the shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

2.4 Notice of Meeting

.  Written notice of each annual and any special meeting of shareholders shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which it is called and shall specify the person or persons calling the meeting by whom or at whose direction such notice is being issued. No notice of an adjourned meeting of shareholders need be given unless expressly required by statute.

2.5 Quorum

.  Except as otherwise provided by law or the Certificate of Incorporation, the holders of record of a majority of the common shares of the corporation, issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If a quorum shall not be present at the time fixed for any meeting, the holders of a majority of such shares so present or so represented may adjourn the meeting from time to time, without further notice.

2.6 Presiding Officers

.  Meetings of the shareholders shall be presided over by one of the following officers: the Chair of the Board, the Vice Chair, if any, the President, a Vice President, or if none of these is present, by a Chair to be chosen at the meeting. The Secretary of the corporation, or in his or her absence, and Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor any Assistant Secretary is present, the meeting shall choose any person present to act as Secretary of the meeting.

2.7 Voting

.  At all meetings of shareholders, unless otherwise provided in the Certificate of Incorporation or by law, every shareholder entitled to vote at any meeting may so vote in person or by proxy and shall be entitled to one vote for each common share of the corporation held by such shareholder of record at the time of the closing of the transfer books or on the record date fixed as hereinbefore provided or if the transfer books are not closed and no such record date shall have been fixed, then the date of such meeting.

At all meetings of the shareholders at which a quorum shall be present, all matters (except where otherwise provided by law, the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in voting interest of the shareholders present in person or represented by proxy and entitled to vote thereat.  Unless required by law, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy as such, if there be such proxy.

2.8 Proxies

.  Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be in writing executed or transmitted by the shareholder giving the proxy or his duly authorized representative. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy.  All proxies must be delivered or transmitted to the Secretary of the corporation or the inspector of election for the meeting prior to the time the polls for an election are closed in order to be counted in any vote at the meeting. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by law has been given.

2.9 Inspectors of Election

.  The Board, in advance of any shareholders’ meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall perform such duties as provided under applicable law.

2.10 Shareholder Access to Proxy Statements.

(a) Whenever the corporation solicits proxies with respect to an election of directors at an annual meeting of shareholders, it shall include in its proxy statement and on its proxy card, in addition to persons nominated by the Board, such number of persons nominated by one or more Eligible Shareholders as permitted by and in compliance with these By-Laws.  Any Eligible Shareholder seeking to have its nominee included in the corporation’s proxy statement and on the corporation’s proxy card shall furnish to the Secretary of the corporation, no later than the last day (the “Advance Notice Date”) on which shareholder proposals may be made under Section 2.2 of these By-Laws, the information set forth in Section 2.2.  For purposes hereof, “Eligible Shareholder” shall mean a shareholder of the corporation that complies with all applicable provisions of these By-Laws and, together with its affiliates, has continuously held (for at least one year preceding the Advance Notice Date) beneficial ownership of not less than five percent (5%) of the voting power of the outstanding voting securities of the corporation entitled to vote in the election of directors relating thereto.

(b) Subject to the following sentence and any undertaking previously provided by an Eligible Shareholder pursuant to subsection (c) below, each Eligible Shareholder, together with its affiliates, may nominate one, and not more than one, person under this Section 2.10 for inclusion in the corporation’s proxy statement and on its proxy card.  If the corporation shall receive more than the Maximum Number of proposed nominations from Eligible Shareholders in compliance with these By-Laws, then the nominees shall be included in the order of the size (from largest to smallest) of the beneficial ownership of the nominating Eligible Shareholders of voting securities of the corporation as of the Advance Notice Date.  For purposes hereof, the “Maximum Number” shall mean (i) one with respect to each of the 2011 and 2012 annual meetings; and (ii) 33% of the entire Board (rounded down to the next whole number) with respect to each annual meeting thereafter.

(c) Any Eligible Shareholder nominating a person for director in accordance with this Section 2.10 shall execute and deliver to the corporation no later than the Advance Notice Date an undertaking, in a form to be provided by the Secretary of the corporation, that it will, and will cause its affiliates to, (i) maintain beneficial ownership interest of voting securities of the corporation held by such Eligible Shareholder, together with its affiliates, at or in excess of the beneficial ownership interest level prescribed in Section 2.10(a) hereof at least until the date of the election of directors, (ii) indemnify the corporation and its agents and representatives in respect of any and all liabilities that may arise out of the accompanying statement submitted by the Eligible Shareholder or any solicitation or communications with shareholders of the corporation by such Eligible Shareholder, its affiliates or their respective agents or representatives in connection with such nomination, including as a result of any violation of law or regulation by such Eligible Shareholder, its affiliates or their respective agents or representatives in connection therewith, and (iii) for a period of one year from the date of the election of directors, not acquire or propose to acquire beneficial ownership of any voting securities of the corporation such that such Eligible Shareholder, together with its affiliates, would have aggregate beneficial ownership of more than thirty percent (30%) of the voting power of the outstanding voting securities of the corporation.

2.11 Reimbursement of Shareholder Expenses

.  The Board may authorize the corporation to reimburse reasonable proxy solicitation expenses incurred by a shareholder in the solicitation of proxies in connection with any shareholder proposal submitted by such shareholder.  The Board may from time to time establish additional criteria for or limitations on any such reimbursement consistent with applicable law.

ARTICLE III

Directors

3.1 Functions, Qualifications and Number

.  The property, affairs and business of the corporation shall be managed under the direction of the Board.  Each director shall be at least twenty-one (21) years of age.  A director need not be a shareholder, citizen of the United States, or a resident of the State of New York.  The number of directors constituting the Board shall be at least three (3) but not more than nine (9), and such number of directors may be fixed from time to time by a resolution of a majority of the entire Board or of the shareholders, or, if the number is not so fixed, the number shall be three (3).  No decrease in the number of directors shall shorten the term of any incumbent director.

3.2 Election and Tenure.

The Board is divided into three classes, as nearly equal number as possible, with the terms of office of one class expiring each year. The term of office of directors of the first class expires at the annual meeting of shareholders in 2011, the term of office of the second class at the annual meeting of shareholders in 2012, and the term of office of the third class at the annual meeting of shareholders in 2013. Subject to approval by the corporation’s shareholders at the 2010 annual shareholder meeting, the Board shall no longer be divided into separate classes. At each annual meeting of shareholders subsequent to 2010, successors to directors whose terms then expire shall be elected to hold office for a term expiring at the succeeding annual meeting of shareholders after their election.

Directors shall be elected at each annual meeting of the shareholders. At each such meeting at which a quorum is present, the vote required for election of a director shall be a plurality of the votes cast at such meeting by the holders of shares entitled to vote on the election of directors.

Except as otherwise provided in Section 3.3 of these By-Laws, each director elected pursuant to this Section shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.  Newly created directorships and any vacancies on the Board, including vacancies resulting from the removal of directors with or without cause, may be filled by the majority vote of all of the directors then in office, although less than a quorum.

3.3 Enlargement and Vacancies

.  The number of members of the Board may be enlarged at any time as provided in Section 3.1 above.  Sole power to fill vacancies in the Board, whether caused by resignation, death, incapacity, removal for cause or an increase in the number of directors, shall be vested in the Board through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity.  In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law or these By-Laws, may exercise the powers of the entire Board until the vacancy is filled.

3.4 Quorum and Action

.  A majority of the entire Board shall constitute a quorum except when vacancy prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote. The Chair of the Board, if any, and if present, shall preside at all meetings. Otherwise, the Vice Chair, the President, if present, or any director chosen by the Board, shall preside.

3.5 Resignation and Removal of Directors

.  Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chair of the Board or the Secretary. Except as otherwise provided in these By-Laws, such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event.  One or more of the directors may be removed for cause by the shareholders or by the Board.

3.6 Committees

.  The Board may designate one or more directors to serve on such committees as the Board establishes from time to time,  each of which, to the extent provided in the resolution designating it, shall have the authority of the Board with the exception of any authority the delegation of which is prohibited by Section 712 of the NYBCL or any successor provision. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the conduct of its business by the Board.

3.7 Chair of the Board

.  If the Board appoints a Chair of the Board, such Chair shall, when present, preside at all meetings of the shareholders and the Board. The Chair shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board or as may be vested in the Chair by the Board. The Board may appoint a Vice Chair of the Board. The Vice Chair of the Board shall perform such duties and possess such powers as may be vested in the Vice Chair by the Board. In the absence or disability of the Chair of the Board, the Vice Chair of the Board shall also perform the duties and exercise the powers of the Chair of the Board.

3.8 Place of Meetings

.  The Board may hold meetings, both regular and special, at such place either within or without the State of New York as may from time to time be fixed by the Board.

3.9 Regular Meetings

.  Regular meetings of the Board shall be held from time to time at times and dates fixed by the Board. Notice of such meetings fixed by the Board need not be given except as otherwise required by law or these By-Laws; provided that any director who is absent when such a resolution is approved shall be given prompt notice of such resolution. A regular meeting of the Board may be held immediately prior to and/or following the annual meeting of shareholders at the same place at which such shareholder meeting is held, and no notice of such meeting shall be necessary.

3.10 Special Meetings

.  Special meetings of the Board may be called by the Chair of the Board, or the President, or on the written request of two or more directors, or by one director in the event that there is only one director in office.

3.11 Action without Meeting

.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.12 Telephone Meetings

.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any similar form of communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation in a meeting shall constitute presence in person at the meeting.

3.13 Fees and Compensation of Directors

.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Officers

The directors may elect or appoint a Chair of the Board and a Vice Chair, and shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary.  Officers shall have such powers and duties as generally pertain to their respective offices and as defined in the resolution appointing them. Any officer may resign by written notice to the corporation and may be removed for cause or without cause by the Board.

ARTICLE V

Indemnification

5.1 Indemnification

.  The corporation may, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person (an “Indemnitee”) who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the corporation is serving, has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Indemnification pursuant to this Article shall be a contract right pursuant to which the Indemnitee may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such Indemnitee. Such indemnification shall include the right to be paid advances of any expenses incurred by such Indemnitee in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amounts consistent with the provisions of applicable law.

5.2 Non-Exclusivity and Survival of Rights; Amendments

.  Nothing contained in this Article shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation, or these By-Laws, any agreement approved by the Board, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article to the fullest extent permitted by law and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

ARTICLE VI

Waiver of Notice

Whenever under the provisions of any law of the State of New York, the Certificate of Incorporation or these By-Laws or any resolution of the Board or any committee thereof, the corporation or the Board or any committee thereof is authorized to take any action after notice to the shareholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a shareholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a shareholder, by the shareholder's attorney, agent or proxy, shall constitute a waiver of such notice on the part of the person so attending, or by such shareholder, as the case may be.

ARTICLE VII

Amendments

These By-Laws may be amended, altered, changed, added to or repealed by a majority vote of all shareholders entitled to vote at any annual or special meeting of the shareholders, provided that such amendments are not inconsistent with any provisions of the Certificate of Incorporation.

These By-Laws may be amended, altered, changed, added to or repealed by a majority vote of the entire Board, at any regular or special meeting thereof, provided that such amendments are not inconsistent with any provisions of the Certificate of Incorporation.

ARTICLE VIII

General Provisions

8.1 Signatures and Endorsements

.  All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board may from time to time designate.

8.2 Corporate Seal

. The corporate seal, if any, shall be in such form as the Board shall prescribe.

8.3 Fiscal Year

. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the 31st day of December next following, unless otherwise determined by the Board.